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                              EXHIBIT 10.20

                       TRADEMARK LICENSE AGREEMENT

     AGREEMENT  made  this date by and between CURTIS MATHES CORPORATION
(hereinafter   called  ''Licensor''),  and   CURTIS   MATHES   MARKETING
CORPORATION (hereinafter called ''Licensee''):

     WHEREAS Licensor owns the valuable federally registered trademark ''Curtis Mathes (and design)" (hereinafter referred to as the ''Trademark''), said Trademark having been used over the facilities of numerous stations in radio and/or television broadcasting in allied fields, and in promotional and advertising material in different businesses and being well known and recognized by the general public and associated in the public mind with Licensor, and

     WHEREAS Licensee desires to utilize the Trademark upon and in connection with the manufacture, sale and distribution of articles hereinafter described,

     NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed:

1.   GRANT OF LICENSE.

     (a) LICENSED PRODUCTS. Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee the right and license to use the Trademark, and Licensee hereby accepts the right, license and privilege of utilizing the Trademark solely and only upon and in connection with the manufacture, sale and distribution of the following articles:

          UniViewTM large screen televisions (31" and larger),
          specialized  VCRs,  other  electronic  appliances
          (including   UniView  Set-top  units),  and  related
          products.

 such articles being hereinafter referred to as the "Licensed Products."

["UniView" is a trademark of Licensee which pertains to electronic appliances utilizing (1) the Vista Technology, which is a proprietary hardware/software platform; and (2) a fully-integrated, compact multi-tasking operating system called KOSMOS; both of which together allow the television set to manage and display various telephone, VCR, television functions, and display, search or block specific TV listings and text received via vertical blanking interval, modem, or through the Internet, which technology has been previously licensed by Licensee from Interactive Video Publishing, Inc.]

     (b) TERM. The term of the license hereby granted shall be effective on the date of execution of this Agreement and shall continue for fifteen (15) years, unless sooner terminated in accordance with the provisions hereof. At the end of this term, and at the end each term thereafter, this license shall be automatically renewed for a five (5) year term, unless either party hereto shall be given written notice to the contrary at least one year prior to the expiration date of the then current term. Licensor agrees that it will exercise its option of nonrenewal only for good cause shown.
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2.   TERMS OF PAYMENT.

     (a) RATE. Licensee agrees to pay to Licensor as royalty a sum equal to one and one-half percent (1.5%) of gross receipts from sales of the Licensed Products by Licensee or any of its affiliated, associated or subsidiary companies. The term ''gross receipts'' shall mean gross monies actually collected by Licensee, less returns.

     (b) ROYALTY PAYMENTS. Royalties shall be due within thirty (30) days after the close of each calendar quarter in which earned, during the term of this Agreement or any extension hereof, and payment shall accompany the statements furnished as required below. The receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any royalties paid hereunder (or the cashing of any royalty checks paid hereunder) shall not preclude Licensor from verifying the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by Licensee.

     (c) PERIODIC STATEMENTS. (i) Within thirty (30) days after the close of each calendar quarter during the term of this Agreement or any extension hereof, Licensee shall furnish to Licensor, a complete and accurate statement certified to be accurate by Licensee showing the number, description, gross sales price, itemized deductions from gross sales price, and gross receipts from the sale of the Licensed Products distributed and/or sold by Licensee during the preceding calendar quarter, together with any returns made during the preceding calendar quarter. Such statements shall be furnished to Licensor whether or not any of the Licensed Products have been sold during the preceding calendar quarter.

          (ii) Within sixty (60) days after the end of each calendar year during the term of this Agreement or any extension hereof, Licensee shall furnish to Licensor, a statement showing the number, description, gross sales price, itemized deductions from gross sales price, and gross receipts from the sale of the Licensed Products distributed and/or sold by Licensee during the preceding calendar year, together with any returns made during the preceding calendar year, as shown on Licensee's
business  books  and  records.    If  such  statement  discloses  any
underpayment of royalties for that year, Licensee shall pay the amount of the underpayment to Licensor at the time of the statement required under this paragraph. Any overpayment shall be credited by Licensor to Licensee's account.

          (iii) All books and records maintained by Licensee relating to operations concerning this License shall be available for inspection by Licensor or any of its designated representatives at any reasonable, mutually agreeable time and Licensee shall cooperate with any person making such examination on behalf of Licensor. All books of account and records shall be kept available for at least two (2) years after the termination of this license.

3.   EXCLUSIVITY.   Nothing  in  this  Agreement  shall  be construed to
prevent Licensor from granting any other licenses for the use of the Trademark or from otherwise utilizing the Trademark in connection with products not covered by this Agreement. Licensor agrees that it will not use, and will grant no other licenses for the use of, the Trademark
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in  connection with the sale of the Licensed Products during the term of this Agreement or any extension hereof.

4.   ADVERTISING.   Licensee agrees to use its best efforts to advertise
and promote the sale of the Licensed Products during the term of this Agreement or any extension hereof.

5. GOOD WILL. Licensee recognizes the great value of the good will associated with the Trademark, and acknowledges that the Trademark and all rights therein and good will pertaining thereto belong exclusively to Licensor, and that the Trademark has a secondary meaning in the mind of the public.

6. MAINTENANCE OF TRADEMARK. Licensor will use its best efforts to maintain, or cause to be maintained, the Trademark in the areas in which the Licensed Products are sold to enable the Licensed Products to be distributed and sold in those areas under the Trademark as provided herein. Licensor will not permit any other person to use the Trademark in connection with the Licensed Products.

7. PROTECTION OF TRADEMARK. Licensee and Licensor both agree to assist the other to the extent necessary in the procurement of any protection or to protect any of Licensor's rights to the Trademark, and either party may commence or prosecute any claims or suits in its own name or join the other as a party thereto. Licensee shall notify Licensor in writing of any action that Licensee takes on account of any infringements or imitations by others in the Trademark.

8. INDEMNIFICATION BY LICENSEE AND PRODUCT LIABILITY INSURANCE. Licensee hereby indemnifies Licensor and undertakes to defend itself and/or Licensor against and hold Licensor harmless from any claims, suits, loss and damage arising out of any allegedly unauthorized use of any trademark, patent, process, idea, method or device by Licensee in connection with the Licensed Products or any other alleged action by Licensee and also from any claims, suits, loss and damage arising out of alleged defects in the Licensed Products. Licensee agrees that it will obtain, at its own expense, product liability insurance in a reasonable a m o unt from a recognized insurance company, providing adequate protection for Licensor (as well as for Licensee) against any claims, suits, loss or damage arising out of any alleged defects in the Licensed Products. As proof of such insurance, a fully paid certificate of insurance naming Licensor as an additional insured party will be furnished to Licensor by Licensee before any Licensed Product is distributed or sold. Any proposed change in certificates of insurance shall be furnished to Licensor within thirty (30) days after such change. Licensor shall be entitled to a copy of the then prevailing certificate of insurance, which shall be furnished to Licensor by Licensee within thirty (30) days after request by Licensor.

9. QUALITY OF LICENSED PRODUCTS. Licensee agrees that the Licensed Products shall be of high standard and of such style, appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Trademark and the good will pertaining thereto, that such articles will be manufactured, sold and distributed in accordance with all applicable Federal, State and local laws, including but not limited to, product safety and labelling, and that the same shall not reflect adversely upon the good Trademark of Licensor. Licensee shall use the Trademark only with the Licensed Products manufactured by or for the Licensee in accordance with
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specifications,  directions,  and  processes approved by the Licensor or its representatives or agents from time to time and the quality of the Licensed Products shall be according to industry standards as approved by Licensor, which approvals shall not be unreasonably withheld.

10. WARRANTY AND SERVICING. Licensee agrees to provide for the warranty and servicing of all Licensed Products manufactured, distributed or sold by Licensee, unless otherwise agreed in writing.

11. LABELING. (a) Licensee agrees that it will cause to appear on or within each Licensed Product sold by it under this license and on or within all advertising, promotional or display material bearing the Trademark the appropriate statutory notice of registration thereof. In the event that any Licensed Product is marketed in a carton, container and/or packing or wrapping material bearing the Trademark, such notice shall also appear upon the said carton, container and/or packing or wrapping material. Each and every tag, label, imprint or other device containing any such notice and all advertising, promotional or display material bearing the Trademark shall be submitted to Licensor for its approval, which shall not be unreasonably withheld. Approval by
Licensor shall not constitute a waiver of Licensor's rights or Licensee's duties under any provision of this Agreement.

     (b) Licensee agrees to cooperate fully and in good faith with Licensor for the purpose of securing and preserving Licensor's rights in and to the Trademark. Nothing contained in this Agreement shall be construed as an assignment or grant to the Licensee of any right, title or interest in or to the Trademark, it being understood that all rights relating thereto are reserved by Licensor, except for the license hereunder to Licensee of the right to use and utilize the Trademark only as specifically and expressly provided in this Agreement. Licensee hereby agrees that at the termination or expiration of this Agreement, including any extension hereof, Licensee will be deemed to have assigned, transferred and conveyed to Licensor any rights, equities, good will, titles or other rights in and to the Trademark which may have been obtained by Licensee or which may have vested in Licensee in pursuance of any endeavors covered hereby, and that Licensee will execute any instruments requested by Licensor to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without other consideration than the mutual covenants and considerations of this Agreement.

     (c) Licensee hereby agrees that its every use of such Trademark shall inure to the benefit of Licensor and that Licensee shall not at any time acquire any rights in such Trademark by virtue of any use it may make of such Trademark.

12.  PROMOTIONAL MATERIAL.    In   all  cases  where  Licensee  desires
artwork involving Licensed Products, the cost of such artwork and the time for the production thereof shall be borne by Licensee. All artwork and designs involving the Trademark, or any reproduction thereof, shall, notwithstanding their invention or use by Licensee, be and remain the property of Licensor and Licensor shall be entitled to use the same and to license the use of the same by others.

13. DISTRIBUTION. Licensee agrees that during the term of this license it will use its best efforts to manufacture, distribute and sell the
Licensed Products and that it will make and maintain adequate arrangement for their distribution.
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14.  TERMINATION.   (a)  Should  the  Licensee  fail  to comply with any
material provision of this Agreement, the Licensor may terminate this license upon sixty (60) days' written notice to the Licensee, provided that the Licensee has not corrected such default during the notice period.

     (b) Termination of the license under the provisions of this paragraph shall be without prejudice to any rights which Licensor may otherwise have against Licensee. Upon the termination of this license, notwithstanding anything to the contrary herein, all royalties on sales theretofore made shall become immediately due and payable.

15. FINAL STATEMENT UPON TERMINATION OR EXPIRATION. Sixty (60) days before the expiration of this license and, in the event of its termination, ten (10) days after receipt of notice of termination, Licensee shall furnish to Licensor a statement showing the number and description of Licensed Products on hand or in process. Licensor shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and refusal by Licensee to submit to such physical inventory by Licensor shall forfeit Licensee's right to dispose of such inventory, Licensor retaining all other legal and equitable rights Licensor may have in the circumstances.

16.  DISPOSAL  OF  STOCK  UPON  TERMINATION  OR  EXPIRATION.       After
termination of the license under the provisions of paragraph 14, Licensee may, except as otherwise provided in this Agreement, dispose of Licensed Products which are on hand or in process at the time notice of termination is received. Such disposal may occur for a period of six
(6) months after notice of termination, provided advances and royalties with respect to that period are paid and statements are furnished for that period in accordance with paragraph 2. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Licensed Products after an expiration or a termination of this license which is based on the failure of Licensee to affix notice of trademark registration or any other notice to the Licensed Products, cartons, containers, or packing or wrapping material or advertising, promotional or display material, or because of the departure by Licensee from the quality and style approved by Licensor pursuant to paragraph 9.

17. EFFECT OF TERMINATION OR EXPIRATION. Upon and after the expiration or termination of this license, all rights granted to Licensee hereunder shall forthwith revert to Licensor, who shall be free to license others to use the Trademark in connection with the manufacture, sale and distribution of the Licensed Products and Licensee will refrain from further use of the Trademark or any further reference to it, direct or indirect, or anything deemed by Licensor to be similar
to    the  Trademark  in  connection  with  the  manufacture,  sale  or distribution of Licensee's products, except as provided in paragraph 16.

18. NOTICES. All notices and statements to be given, and all payments to be made hereunder, shall be given or made at the current respective addresses of the parties unless notification of a change of address is given in writing, and the date of mailing shall be deemed the date the notice or statement is given.

19.  NO JOINT VENTURE.   Nothing  herein contained shall be construed to
place the parties in the relationship of partners or joint venturers, and neither party shall have the power to obligate or bind the other in any manner whatsoever.
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20.  NO WAIVER.     None of the terms of this agreement can be waived or
modified  except  by  an  express  agreement  in  writing signed by both
parties.   There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within
the   time  provided  by  applicable  law,  commence  appropriate  legal proceeding to enforce any or all of such rights. No person, firm, group or corporation (whether included in the Trademark or otherwise) other than Licensee and Licensor, and their successors, shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of April 17, 1996.

LICENSOR:                          LICENSEE:

CURTIS MATHES CORPORATION          CURTIS MATHES MARKETING
                                   CORPORATION


By: /s/ Bill Park                  By: /s/ Pat Custer
     Bill Park, Vice President          Patrick A. Custer,
     Chief Operating Officer            President